Appendix I




UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------x
                                                        :
                                                        :
In re:                                                  :
                                                        :Chapter 11
SALANT CORPORATION,                                     :Case No. 98-10107 (CB)
                                                        :
                                    Debtor.             :
                                                        :
-----------------------------------x




                 FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION
                             FOR SALANT CORPORATION




Dated:            New York, New York
                  February 3, 1999




                          FRIED, FRANK, HARRIS, SHRIVER
                                   & JACOBSON
                            (A Partnership Including
                           Professional Corporations)
        Attorneys for Salant Corporation Debtor and Debtor-In-Possession
                               One New York Plaza
                            New York, New York 10004
                                 (212) 859-8000



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                                     - iii -

                                TABLE OF CONTENTS

ARTICLE ONE   DEFINITIONS  1


ARTICLE TWO   PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES.................................................9

         2.1.  Administrative Expenses............................................................................9

ARTICLE THREE   PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS...................................................9

         3.1.  Priority Tax Claims................................................................................9

ARTICLE FOUR   CLASSIFICATION OF CLAIMS AND INTERESTS............................................................10

         4.1.  Claims      10
         4.2.  Interests   10

ARTICLE FIVE   IDENTIFICATION OF CLASSES OF CLAIMS AND  INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN.........11

         5.1.  Classes of Claims and Interests Impaired by this Plan and Entitled to Vote........................11
         5.2.  Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan.........11
         5.3.  Class of Interests Impaired by this Plan and Deemed Not to Have Accepted this Plan................11

ARTICLE SIX   PROVISIONS FOR TREATMENT OF  CLAIMS AND INTERESTS..................................................11

         6.1.  Priority Claims (Class 1).........................................................................11
         6.2.  CIT Claim (Class 2)...............................................................................12
         6.3.  Senior Note Claims (Class 3)......................................................................12
         6.4.  Miscellaneous Secured Claims (Class 4)............................................................13
         6.5.  PBGC Claims (Class 5).............................................................................13
         6.6.  General Unsecured Claims (Class 6)................................................................14
         6.7.  Old Common Stock Interests (Class 7)..............................................................14
         6.8.  Other Interests (Class 8).........................................................................15

ARTICLE SEVEN   ACCEPTANCE OR REJECTION OF THIS PLAN;  EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                           CLASSES OF CLAIMS OR INTERESTS........................................................15

         7.1.  Impaired Class of Claims and Interests Entitled to Vote...........................................15
         7.2.  Acceptance by an Impaired Class of Creditors......................................................15
         7.3.  Acceptance by an Impaired Class of Interest Holders...............................................15
         7.4.  Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan.........16
         7.5.  Class of Interests Deemed Not to Have Accepted this Plan..........................................16
         7.6.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code...................................16

ARTICLE EIGHT   UNEXPIRED LEASES AND EXECUTORY CONTRACTS.........................................................16

         8.1.  Assumption and Rejection of Executory Contracts and Unexpired Leases..............................16
         8.2.  Bar Date for Rejection Damages....................................................................16

ARTICLE NINE   IMPLEMENTATION OF THIS PLAN.......................................................................17

         9.1.  Vesting of Property...............................................................................17
         9.2.  Transactions on Business Days.....................................................................17
         9.3.  Restated Certificate of Incorporation; Restated By-Laws...........................................17
         9.4.  Implementation....................................................................................18
         9.5.  Issuance of New Securities........................................................................18
         9.6.  Cancellation of Existing Securities and Agreements................................................18
         9.7.  Board of Directors of Reorganized Salant..........................................................19
         9.8.  Employee Benefit Plans............................................................................19
         9.9.  The Stock Award and Incentive Plan and Restricted Stock Plan......................................19
         9.10.  Survival of Indemnification and Contribution Obligations.........................................20
         9.11.  Listing of New Common Stock; Registration of Securities..........................................20
         9.12.  Retention and Enforcement of Causes of Action....................................................20
         9.13.  Management Employment Agreements.................................................................21

ARTICLE TEN   PROVISIONS COVERING DISTRIBUTIONS..................................................................21

         10.1.  Timing of Distributions Under this Plan..........................................................21
         10.2.  Allocation of Consideration......................................................................21
         10.3.  Cash Payments....................................................................................21
         10.4.  Payment of Statutory Fees........................................................................22
         10.5.  No Interest......................................................................................22
         10.6.  Fractional Securities............................................................................22
         10.7.  Withholding of Taxes.............................................................................22
         10.8.  Distribution Record Date.........................................................................22
         10.9.  Persons Deemed Holders of Registered Securities..................................................23
         10.10.  Surrender of Existing Securities................................................................23
         10.11.  Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.........................23
         10.12.  Undeliverable or Unclaimed Distributions........................................................24

ARTICLE ELEVEN   PROCEDURES FOR RESOLVING DISPUTED CLAIMS........................................................25

         11.1.  Objections to Claims.............................................................................25
         11.2.  Procedure  25
         11.3.  Payments and Distributions With Respect to Disputed Claims.......................................25
         11.4.  Timing of Payments and Distributions With Respect to Disputed Claims.............................25
         11.5.  Individual Holder Proofs of Interest.............................................................26

ARTICLE TWELVE   DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS.......................................26

         12.1.  Discharge of All Claims and Interests and Releases...............................................26
         12.2.  Injunction 27
         12.3.  Exculpation......................................................................................27
         12.4.  Guaranties and Claims of Subordination...........................................................28

ARTICLE THIRTEEN   CONDITIONS PRECEDENT TO CONFIRMATION  ORDER AND EFFECTIVE DATE................................29

         13.1.  Conditions Precedent to Entry of the Confirmation Order..........................................29
         13.2.  Conditions Precedent to the Effective Date.......................................................29
         13.3.  Waiver of Conditions.............................................................................30
         13.4.  Effect of Failure of Conditions..................................................................30

ARTICLE FOURTEEN   MISCELLANEOUS PROVISIONS......................................................................30

         14.1.  Bankruptcy Court to Retain Jurisdiction..........................................................30
         14.2.  Binding Effect of this Plan......................................................................31
         14.3.  Nonvoting Stock..................................................................................31
         14.4.  Authorization of Corporate Action................................................................31
         14.5.  Retiree Benefits.................................................................................32
         14.6.  Withdrawal of this Plan..........................................................................32
         14.7.  Captions   32
         14.8.  Method of Notice.................................................................................32
         14.9.  Dissolution of Committees........................................................................33
         14.10.  Discharge of Indenture Trustee..................................................................33
         14.11  Amendments and Modifications to Plan.............................................................34
         14.12.  Section 1125(e) of the Bankruptcy Code..........................................................34


Exhibit A - PEI Licenses
Exhibit B - Registration Rights Agreement
Exhibit C - Reorganized Salant's 1999 Stock Award and Incentive Plan
Exhibit D - List of Initial Board of Directors of Reorganized Salant



                SALANT    CORPORATION,    the    above-captioned    Debtor   and
Debtor-in-Possession,   hereby  proposes  the  following   chapter  11  plan  of
reorganization pursuant to section 1121(a) of the Bankruptcy Code.

                                   ARTICLE ONE

                                   DEFINITIONS

                Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless the context requires otherwise, the following words and phrases shall have the meanings set forth below when used in initially-capitalized form in this Plan:

     Administrative Expense: (a) Any cost or expense of administration of the Chapter 11 Case (including, without limitation, professional fees and expenses) asserted or arising under sections 503(b) or 507(b) of the Bankruptcy Code, (b) a Claim given the status of an Administrative Expense by Final Order of the Bankruptcy Court, and (c) all fees or charges assessed against the Debtor's estate under title 28, United States Code, Section 1930.

     Affiliate: As defined in section 101(2) of the Bankruptcy Code.

     Allowed: With respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely proof of claim has been filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Record Date, or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b), and (c) above, as to which either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim or Interest shall have been allowed by a Final Order (but only to the extent so allowed).

     Apollo: Apollo Apparel Partners, L.P., a Delaware limited partnership, in its capacity as the beneficial owner of 5,924,352 shares of the Old Common Stock.

     Bankruptcy Code: Title 11 of the United States Code, as amended from time to time.

     Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over this Chapter 11 Case.

     Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, promulgated under Section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court, as applicable from time to time during the Chapter 11 Case.

     Board: The Board of Directors of the Debtor or Reorganized Salant, as applicable.

     Business Day: Any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

     By-Laws: The By-Laws, as amended, of the Debtor.

     Canceled Security: A security, note or other instrument evidencing a Claim or Interest outstanding immediately prior to the Effective Date, which security, note or other instrument represents a Claim or Interest that is Impaired under this Plan.

     Cash: Currency, a certified check, a cashier's check or a wire transfer of good funds from any source, or a check drawn on a domestic bank from the Debtor, Reorganized Salant or other Entity making any distribution under this Plan.

     Cause of Action: Any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

     Certificate of Incorporation: The Amended and Restated Certificate of Incorporation of Salant.

     Chapter 11 Case: The case under chapter 11 of the Bankruptcy Code concerning the Debtor which was commenced on the Filing Date.

     CIT: The CIT Group/Commercial Services, Inc., a New York corporation.

     CIT Claim: Any and all Claims in respect of all or any portion of the aggregate outstanding and unpaid amount of principal and interest due and owing under, and subject to the terms and provisions of, the Credit Agreement and all other Financing Agreements (as defined in the Credit Agreement), including, without limitation, any and all interest, costs, attorney's fees and other expenses owed by the Debtor or for which the Debtor may be liable in connection therewith.

     Claim: Any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     Class: A class of Claims or Interests designated pursuant to this Plan.

     Commission:  The Securities and Exchange Commission.

     Confirmation Date: The date on which the Confirmation Order shall be entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

     Confirmation  Hearing: The hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code regarding the confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code.

     Confirmation Order: The order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

     Credit Agreement: The Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended, modified or supplemented from time to time, between Salant and CIT, and as ratified and amended pursuant to that certain Ratification and Amendment Agreement, dated as of December 29, 1998.

     Creditors'  Committee:   Any  official  committee  of  unsecured  creditors
appointed in the Chapter 11 Case pursuant to section 1102(a) of the Bankruptcy Code, as the same may be constituted from time to time.

     Debtor: Salant Corporation, as debtor and debtor-in-possession in the Chapter 11 Case.

     Disclosure Statement: The Disclosure Statement that relates to this Plan and that has been approved by the Bankruptcy Court as containing adequate information as required by section 1125 of the Bankruptcy Code.

     Disputed: With respect to Claims, any Claim that is not Allowed.

     Distribution Record Date: The date or dates fixed by the Bankruptcy Court for determining the Holders of Senior Notes and Old Common Stock, respectively, who are entitled to receive distributions under this Plan, or if the Bankruptcy Court does not fix such date or dates, the Record Date.

     Effective Date: The date which is 11 days after the Confirmation Date, or, if such date is not a Business Day, the next succeeding Business Day, or such earlier date after the Confirmation Date as agreed to in writing between the Debtor and Magten so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Article Thirteen of this Plan have not been satisfied, or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived.

     Entity: Any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Filing Date: December 29, 1998, which was the date on which the Debtor filed its voluntary petition for relief commencing the Chapter 11 Case.

     Final Decree: A final decree closing the Chapter 11 Case as described in Bankruptcy Rule 3022.

     Final Order: An order, ruling or judgment that: (i) is in full force and effect; (ii) is not stayed; and (iii) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari.

     General Unsecured Claim: Any Claim against the Debtor (other than the CIT Claim, a Miscellaneous Secured Claim, a Senior Note Claim, a Priority Claim, a Priority Tax Claim, an Administrative Expense, or any Claim subordinated under section 510(b) of the Bankruptcy Code).

     Holder: Any Entity that holds a Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtor, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record, unless the Debtor is otherwise notified in a writing authorized by such Holder.

     Impaired: Any Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     Indenture: The Indenture, dated September 20, 1993, as amended, between Salant and Bankers Trust Company, as Indenture Trustee, pursuant to which the Senior Notes were issued.

     Indenture Trustee: Bankers Trust Company, as trustee under the Indenture, or its duly appointed successor (if any).

     Instrument: Any share of stock, security, promissory note or other "Instrument" within the meaning of that term, as defined in Section 9-105(1)(i) of the UCC.

     Interests: The equity interests in the Debtor, including, but not limited to, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

     Magten: Magten Asset Management Corp., a New York corporation, in its capacity as the beneficial owner, or the investment manager on behalf of the beneficial owners, of a substantial portion of the outstanding Senior Notes.

     Management Employment Agreements: The Management Employment Agreements between Reorganized Salant and Michael Setola and Todd Kahn, substantially in the form of the exhibit to the Plan to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

     Market Rate: The rate of interest per annum (rounded upward, if necessary, to the nearest whole 1/100 of 1%) equal to the yield equivalent (as determined by the Secretary of the Treasury) of the average accepted auction price for the last auction of one-year United States Treasury bills settled at least fifteen days prior to the Effective Date.

     Miscellaneous Secured Claim: Any Claim, other than the CIT Claim, a Senior Note Claim, or an Administrative Expense, that is a secured claim within the meaning of, and to the extent allowable as a secured claim under, section 506 of the Bankruptcy Code.

     New Common Stock: The shares of common stock of Reorganized Salant, par value $1.00 per share, to be issued by Reorganized Salant on and after the Effective Date pursuant to this Plan.

     New PIK Senior Notes: Collectively, the pay-in-kind notes, substantially in the form to be attached to the New PIK Senior Note Indenture, to be issued to the holders of Allowed Class 3 Claims on the Effective Date by Reorganized Salant pursuant to the New PIK Senior Note Indenture, if the PEI Event does not occur on or prior to the Effective Date, in the aggregate principal amount of $92 million and with a maturity date on the eighth anniversary of the Effective Date and bearing interest payable semi-annually in arrears, at the rate of (i) 15% per annum payable in the form of additional New PIK Senior Notes or (ii) at the sole option of Reorganized Salant, 12% per annum payable in Cash.

     New PIK Senior Note Indenture: The indenture to be dated as of the Effective Date, substantially in the form of the exhibit to this Plan to be filed with the Bankruptcy Court prior to the Confirmation Hearing. Noteholders:
The holders of the Senior Notes.

     NYSE: The New York Stock Exchange, Inc.

     Old Common Stock: The common stock of the Debtor, par value $1.00 per share, issued and outstanding as of the Filing Date.

     Old Common Stock Interest: Any Interest evidenced by Old Common Stock or any Claim, if any, relating to Old Common Stock that is subordinated under section 510(b) of the Bankruptcy Code.

     Other Interest: Any Interest other than an Old Common Stock Interest.

     PBGC: The Pension Benefit Guaranty Corporation.

     PBGC Agreement: The agreement to be entered into between the PBGC and Reorganized Salant on or prior to the Effective Date with respect to any and all PBGC Claims.

     PBGC Claims: Any and all Claims of the PBGC.

     PEI. Perry Ellis International, Inc.

     PEI Event: Either (i) the issuance of a Final Order of the Bankruptcy Court approving the assumption of the PEI Licenses by the Debtor and/or Reorganized Salant, as the case may be, and determining that the Debtor's reorganization under the Plan with the treatment provided to Senior Note Claims (Class 3) under
Section 6.3(a)(i) of the Plan and the treatment provided to Old Common Stock Interests (Class 7) under Section 6.7(a)(i) of the Plan, and the confirmation and consummation of the Plan (including, but not limited to, the provisions providing such treatment), does not and will not give rise to any rights of PEI under the PEI Licenses based on any "change of control" provision in the PEI Licenses (as that term is defined in the PEI Licenses) or any similar provision, and does not and will not for any reason result in any forfeiture, termination or modification of any rights of Salant existing under the PEI Licenses immediately prior to the Filing Date, or (ii) the execution of an agreement or stipulation by and between PEI and the Debtor and/or Reorganized Salant, as the case may be, to the same effect.

     PEI Licenses: Collectively, all licensing agreements by and between Salant and PEI that are in effect immediately prior to the Filing Date including, without limitation, those listed on the annexed Exhibit A.

     Plan: This Chapter 11 plan of reorganization of the Debtor, together with all exhibits hereto, as the same may be amended and modified from time to time in accordance with the terms hereof.

     Priority Claim: Any Claim, other than a Priority Tax Claim or an Administrative Expense, which is entitled to priority of payment under section 507(a) of the Bankruptcy Code.

     Priority Tax Claim: Any Claim which is entitled to priority of payment under section 507(a)(8) of the Bankruptcy Code.

     Pro Rata Share: A proportionate share, so that the ratio of the amount of property distributed on account of an Allowed Claim or Allowed Interest, as the case may be, in a class is the same as the ratio such Claim or Interest bears to the total amount of all Claims or Interests (including Disputed Claims or Disputed Interests until disallowed) in such class.

     Record Date: February 3, 1999.

     Registration Rights Agreement: A registration rights agreement, in substantially the form annexed hereto as Exhibit B, to be entered into on the Effective Date by and among Reorganized Salant and certain holders of the New Common Stock as of the Effective Date.

     Related Documents: This Plan and all documents necessary to consummate the transactions contemplated by this Plan.

     Reorganized Salant: The Debtor from and after the effectiveness of this Plan on the Effective Date.

     Reorganized Salant By-Laws: The by-laws of Reorganized Salant, as amended and restated pursuant to this Plan, to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

     Reorganized Salant Certificate of Incorporation: The certificate of incorporation of Reorganized Salant, as amended and restated pursuant to this Plan, in substantially the form to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

     Restricted   Stock  Plan:   Reorganized   Salant   Restricted  Stock  Plan,
substantially in the form of the exhibit to this Plan to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

     Salant: Salant Corporation, a Delaware corporation.

     Schedules: The schedule of assets and liabilities filed by the Debtor with the Bankruptcy Court in accordance with section 521(1) of the Bankruptcy Code, and any supplements and amendments thereto.

     Securities Act: The Securities Act of 1933, as amended.

     Senior Notes: The 10-1/2% Senior Secured Notes due December 31, 1998 issued by Salant pursuant to the Indenture.

     Senior Note Claims: Any and all Claims in respect of all or any portion of the aggregate outstanding and unpaid amount of principal and interest due and owing under, and subject to the terms and provisions of, the Senior Notes, and any other indebtedness of the Debtor due and owing under the Indenture or the Senior Notes (including, without limitation, any and all interest, costs, attorneys' fees and other expenses owed by the Debtor or for which the Debtor may be liable in connection therewith) and all other Claims against the Debtor, if any, directly or indirectly related to or arising out of the transactions, agreements or instruments upon which the Senior Notes are based.

     Stock Award and Incentive Plan: Reorganized Salant's 1999 Stock Award and Incentive Plan, in substantially the form annexed hereto as Exhibit C.

     UCC: The Uniform Commercial Code, from time to time in effect in the State of New York.

     Unimpaired: Any Class of Claims or Interests that is not Impaired.

                                   ARTICLE TWO

               PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

                  2.1. Administrative  Expenses. (a) Each allowed Administrative
Expense shall be paid in full in Cash on the later of (i) the Effective Date and
(ii) the date on which the Bankruptcy Court enters an order allowing such Administrative Expense; provided, however, that allowed Administrative Expenses representing obligations incurred in the ordinary course of business, consistent with past practice, or assumed by the Debtor shall be paid in full or performed by the Debtor or Reorganized Salant in the ordinary course of business, consistent with past practice; provided further, however, that allowed Administrative Expenses incurred by the Debtor or Reorganized Salant after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Salant, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

                  (b) The Indenture Trustee shall have an Allowed Administrative Expense, without further Bankruptcy Court approval, in the amount of its reasonable fees and expenses under Section 7.07 of the Indenture unless the Debtor objects to such fees and expenses within ten (10) days of receipt of an invoice therefor. In the event of a dispute, the matter shall be submitted to the Bankruptcy Court for resolution.

                                  ARTICLE THREE

                 PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

1.3.1. Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtor, the Holder of an Allowed Priority Tax Claim shall be entitled to receive from Reorganized Salant on account of such Claim:

     (a) Cash payments made in equal annual installments beginning on or before the first anniversary following the Effective Date with the final installment being payable no later than the sixth anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest on the unpaid balance of such Allowed Priority Tax Claim from the Effective Date calculated at the Market Rate; or

     (b) Such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the Debtor or Reorganized Salant, as the case may be.

                                  ARTICLE FOUR

                     CLASSIFICATION OF CLAIMS AND INTERESTS

2.Pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code (set forth in Articles Two and Three above) have not been classified and are excluded from the following classes in accordance with section 1123(a)(l) of the Bankruptcy Code.

            4.1.  Claims

                      Class 1.  Class 1 consists of all Priority Claims.

                      Class 2.  Class 2 consists of the CIT Claim.

                      Class 3.  Class 3 consists of all Senior Note Claims.

                      Class  4. Class  4  consists  of all  Miscellaneous
                                Secured Claims.

                      Class 5.  Class 5 consists of all PBGC Claims.

                      Class 6.  Class 6 consists of all  General  Unsecured
                                Claims.

            4.2.  Interests

                       Class 7. Class 7 consists of all Old Common Stock Interests.

                       Class 8.  Class 8 consists of all Other Interests.

                                  ARTICLE FIVE

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

3.5.1. Classes of Claims and Interests Impaired by this Plan and Entitled to Vote. Senior Note Claims (Class 3), PBGC Claims (Class 5) and Old Common Stock Interests (Class 7) are Impaired by this Plan and the Holders of Allowed Claims and Interests in such Classes are entitled to vote to accept or reject this Plan.

                  5.2. Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan. Priority Claims (Class 1), the CIT Claim (Class 2), Miscellaneous Secured Claims (Class 4) and General Unsecured Claims (Class 6) are not Impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of such Claims and Interests are conclusively presumed to accept this Plan, and the acceptances of such Holders will not be solicited.

                  5.3. Class of Interests Impaired by this Plan and Deemed Not to Have Accepted this Plan. Other Interests (Class 8) are Impaired by this Plan and do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the Holders of Other Interests are deemed not to have accepted this Plan, and the acceptance of such Holders will not be solicited.

                                   ARTICLE SIX

                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

4.6.1.  Priority Claims (Class 1).

                  (a) Treatment. On the latest of (a) the Effective Date, (b) the date on which such Priority Claim becomes an Allowed Claim, and (c) the date on which the Debtor and the Holder of such Allowed Priority Claim otherwise agree, each Holder of an Allowed Priority Claim shall be entitled to receive Cash in an amount sufficient to render such Allowed Priority Claim Unimpaired under section 1124 of the Bankruptcy Code.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.1 is in full settlement, release and discharge of each Holder's Priority Claim.
Class 1 is not Impaired.

                  6.2. CIT Claim (Class 2).


                    (a) Treatment. At the election of the Debtor prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, CIT shall be entitled to receive on account of the Allowed CIT Claim one of the following treatments: (i) CIT shall be entitled to receive Cash in an amount sufficient to render such Allowed CIT Claim Unimpaired under section 1124 of the Bankruptcy Code, (ii) the Allowed CIT Claim shall be otherwise rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (iii) such other treatment as mutually agreed to by the Debtor and CIT.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.2 is in full settlement, release and discharge of the Holder's CIT Claim.

Class 2 is not Impaired.

                  6.3.  Senior Note Claims (Class 3).


                    (a) Treatment. (i) If the PEI Event occurs on or prior to the Effective Date, then on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Senior Note Claim shall be entitled to receive on account of such Holder's Allowed Senior Note Claim such Holder's Pro Rata Share of 9,500,000 shares of New Common Stock (or 90.5805738 shares of New Common Stock for each $1,000 principal amount of Senior Notes held by such Holder), which in the aggregate shall represent 95% of the issued and outstanding shares of New Common Stock of Reorganized Salant as of the Effective Date, subject to dilution for shares of New Common Stock issued under the Stock Award and Incentive Plan and the Restricted Stock Plan.

                  (ii) If the PEI Event does not occur on or prior to the Effective Date, then on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Senior Note Claim shall be entitled to receive on account of such Holder's Allowed Senior Note Claim such Holder's Pro Rata Share of (A) 4,000,000 shares of New Common Stock (or 38.1391890 shares of New Common Stock for each $1,000 principal amount of Senior Notes held by such Holder), which in the aggregate shall represent 40% of the issued and outstanding shares of New Common Stock of Reorganized Salant as of the Effective Date, subject to dilution for shares of New Common Stock issued under the Stock Award and Incentive Plan and the Restricted Stock Plan, and (B) the New PIK Senior Notes (or $877.20 aggregate principal amount of New PIK Senior Notes for each $1,000 principal amount of Senior Notes held by such Holder).

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.3 is in full settlement, release and discharge of each Holder's Senior Note Claim.

                  (c) Allowance of Senior Note Claims. The aggregate Senior Note Claims in Class 3 shall be deemed Allowed in the aggregate amount of $119,190,277, plus interest in the amount of $30,590 for each day after December 18, 1998, until and including the Filing Date. The Senior Note Claims are not disputed, contingent or unliquidated, and no Holder of a Senior Note Claim or the Indenture Trustee shall be required to file a proof of claim in order for such Claims to be Allowed pursuant to this Plan. Any Claims filed with respect to the Senior Note Claims shall be disallowed as duplicative of the Claim deemed filed and Allowed as provided in this Section 6.3(c). The reasonable fees, costs and expenses of the Indenture Trustee as provided for pursuant to the Indenture shall be paid in Cash in accordance with Section 14.10 of this Plan.

Class 3 is Impaired.

                  6.4.  Miscellaneous Secured Claims (Class 4).


                    (a) Treatment. At the election of the Debtor prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Miscellaneous Secured Claim shall be entitled to receive on account of such Holder's Allowed Miscellaneous Secured Claim one of the following treatments: (i) the legal, equitable and contractual rights to which such Allowed Miscellaneous Secured Claim entitles such Holder shall remain unaltered, (ii) such Holder's Allowed Miscellaneous Secured Claim shall be reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, or (iii) such other treatment as mutually agreed to by the Debtor and such Holder.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.4 is in full settlement, release and discharge of each Holder's Miscellaneous Secured Claim.

Class 4 is not Impaired.

                  6.5.  PBGC Claims (Class 5).

                  (a) Treatment. On the Effective Date, the Holder of the Allowed PBGC Claims shall be entitled to receive on account of the Allowed PBGC Claims the treatment provided for in the PBGC Agreement.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.5 is in full settlement, release and discharge of the Holder's PBGC Claims.

Class 5 is Impaired.

                  6.6.  General Unsecured Claims (Class 6).

                  (a) Treatment. At the election of the Debtor prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall be entitled to receive on account of such Holder's Allowed General Unsecured Claim one of the following treatments: (i) the legal, equitable and contractual rights to which such Allowed General Unsecured Claim entitles such Holder shall remain unaltered;
(ii) such Holder's Allowed General Unsecured Claim shall be reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or (iii) such other treatment as mutually agreed to by the Debtor and such Holder.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.6 is in full settlement, release and discharge of each Holder's General Unsecured Claim.

Class 6 is not Impaired.

                  6.7. Old Common Stock Interests (Class 7).

                  (a) Treatment. (i) If the PEI Event occurs on or prior to the Effective Date, then on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Old Common Stock Interest shall be entitled to receive on account of such Holder's Allowed Old Common Stock Interest such Holder's Pro Rata Share of 500,000 shares of New Common Stock, which in the aggregate shall represent 5% of the issued and outstanding shares of New Common Stock of Reorganized Salant as of the Effective Date, subject to dilution for shares of New Common Stock issued under the Stock Award and Incentive Plan and the Restricted Stock Plan.

                  (ii) If the PEI Event does not occur on or prior to the Effective Date, then on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Old Common Stock Interest shall be entitled to receive on account of such Holder's Allowed Old Common Stock Interest such Holder's Pro Rata share of 6,000,000 shares of New Common Stock, which in the aggregate shall represent 60% of the issued and outstanding shares of New Common Stock of Reorganized Salant as of the Effective Date, subject to dilution for shares of New Common Stock issued under the Stock Award and Incentive Plan and the Restricted Stock Plan.

                  (b) Full  Settlement.  The  distribution  provided for in this
Section 6.7 is in full settlement, release and discharge of each Holder's Old Common Stock Interest.

Class 7 is Impaired.

                  6.8.  Other  Interests  (Class 8). On the Effective  Date, all
Other Interests will be extinguished and no distributions will be made in respect of such Other Interests.

Class 8 is Impaired.

                                  ARTICLE SEVEN

                      ACCEPTANCE OR REJECTION OF THIS PLAN;
                   EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                         CLASSES OF CLAIMS OR INTERESTS

                  7.1. Impaired Class of Claims and Interests Entitled to Vote. The Holders of Allowed Claims in each Impaired Class of Claims (Class 3 - Senior Note Claims; Class 5 - PBGC Claims) and Interests (Class 7 Old Common Stock Interests) are entitled to vote to accept or reject this Plan.

                  7.2. Acceptance by an Impaired Class of Creditors. Consistent with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject this Plan.

                  7.3. Acceptance by an Impaired Class of Interest Holders. Consistent with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, Class 7 (Old Common Stock Interests) shall have accepted this Plan if this Plan is accepted by Holders of at least two-thirds in amount of the Allowed Interests in Class 7 that have timely and properly voted to accept or reject this Plan.

                  7.4. Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan. Priority Claims (Class 1), the CIT Claim (Class 2), Miscellaneous Secured Claims (Class 4), and General Unsecured Claims (Class 6) are not Impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of such Claims are conclusively presumed to accept this Plan, and the acceptances of such Holders will not be solicited.

                  7.5. Class of Interests Deemed Not to Have Accepted this Plan. Other Interests (Class 8) are Impaired by this Plan and do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the Holders of such Other Interests are deemed not to have accepted this Plan, and the acceptance of such Holders will not be solicited.

                  7.6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. With respect to Class 8 and any Impaired Class that does not accept this Plan, the Debtor intends to request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code.

                                  ARTICLE EIGHT

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

                  8.1. Assumption and Rejection of Executory Contracts and Unexpired Leases. Each executory contract or unexpired lease that has not been expressly assumed or rejected with approval by order of the Bankruptcy Court on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtor unless there is then pending before the Bankruptcy Court a motion to reject such unexpired lease or executory contract. Entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute an order approving such assumptions and rejections, as the case may be, pursuant to section 365(a) of the Bankruptcy Code.

                  8.2. Bar Date for Rejection Damages. Unless otherwise provided by an order of the Bankruptcy Court entered prior to the Confirmation Date, a proof of claim with respect to any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease pursuant to an order of the Bankruptcy Court must be filed with the Bankruptcy Court within the later of
(a) the time period established by the Bankruptcy Court in an order of the Bankruptcy Court approving such rejection, or (b) if no such time period is or was established, thirty (30) days from the date of entry of such order of the Bankruptcy Court approving such rejection. Any Entity that fails to file a proof of claim with respect to its Claim arising from such a rejection within the period set forth above shall be forever barred from asserting a Claim against the Debtor, Reorganized Salant or the property or interests in property of the Debtor or Reorganized Salant. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be classified as a General Unsecured Claim (Class 6) under this Plan.

                                  ARTICLE NINE

                           IMPLEMENTATION OF THIS PLAN

                  9.1. Vesting of Property. Except as otherwise provided in this Plan, on the Effective Date, title to all property of the Debtor's estate shall pass to Reorganized Salant free and clear of all Claims, Interests, and liens (including, without limitation, all liens securing the Senior Note Claims). Confirmation of this Plan (subject to the occurrence of the Effective Date) shall be binding and the Debtor's debts shall, without in any way limiting
Section 12.1 of this Plan, be discharged as provided in section 1141 of the Bankruptcy Code.

                  9.2. Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day.

                  9.3. Restated Certificate of Incorporation; Restated By-Laws. On the Effective Date or as soon thereafter as is practicable, Reorganized Salant shall file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Reorganized Salant Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Salant. On the Effective Date, the Reorganized Salant By-Laws shall become the by-laws of Reorganized Salant.

                  9.4. Implementation. The Debtor shall be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan. On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein. The Debtor or Reorganized Salant, as the case may be, may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in this Plan.

                  9.5. Issuance of New Securities. The issuance and distribution of the New Common Stock by Reorganized Salant is hereby authorized and directed without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise.

                  9.6. Cancellation of Existing Securities and Agreements. On the Effective Date, the Senior Notes, the Old Common Stock, and any rights, options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of Old Common Stock or any other capital stock of the Debtor shall be canceled. On the Effective Date, the Indenture shall, except as provided in this Plan, be deemed canceled, terminated and of no further force or effect. Notwithstanding the foregoing, such cancellation of the Indenture shall not impair the rights of holders of the Senior Notes to receive distributions on account of such Senior Notes pursuant to this Plan, or the right of the Indenture Trustee to receive payment of its fees and expenses pursuant to Section 7.07 of the Indenture as an Allowed Administrative Expense prior to any distribution to holders of Class 3 Claims. The Senior Notes shall not be canceled other than pursuant to this Plan, provided, however, that until such cancellation, such Senior Notes shall solely serve as evidence of entitlement of the holder thereof to receive distributions pursuant to this Plan and shall not otherwise be obligations of the Debtor or Reorganized Salant. Notwithstanding anything contained in this Plan or the Confirmation Order to the contrary, the Debtor's obligations to indemnify the Indenture Trustee to the extent and in the manner set forth in Section 7.07 of the Indenture shall remain in full force and effect and shall constitute an obligation of Reorganized Salant.

                  9.7. Board of Directors of Reorganized Salant. On the Effective Date, the operation of Reorganized Salant shall become the general responsibility of its Board, subject to, and in accordance with, the Reorganized Salant Certificate of Incorporation and the Reorganized Salant By-Laws. The Reorganized Salant Certificate of Incorporation will provide, among other things, for a classified board of directors with each class of directors serving for a three year term. The initial Board of Reorganized Salant shall consist of the individuals identified on the Exhibit D to this Plan. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order.

                  9.8. Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies, and programs of the Debtor, and the Debtor's obligations thereunder, shall survive confirmation of this Plan, remain unaffected thereby, and not be discharged. Employee benefit plans, policies, and programs shall include, without limitation, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death, and dismemberment insurance plans (to the extent not executory contracts assumed under this Plan), but shall exclude all employee equity or equity-based incentive plans.

                  9.9. The Stock Award and Incentive Plan and Restricted Stock Plan. (a) The Stock Award and Incentive Plan shall remain in effect after the Effective Date; provided, that, if the Stock Award and Incentive Plan has not previously been approved by the stockholders of Salant, the Stock Award and Incentive Plan and any grants made thereunder shall be subject to the subsequent approval of the stockholders of Reorganized Salant.

                  (b) The Restricted Stock Plan shall become effective as of the Effective Date. Grants under the Restricted Stock Plan shall not be effective until after the Effective Date. In accordance therewith, on the Effective Date, Reorganized Salant shall reserve 2% of the New Common Stock on a fully diluted basis (subject to dilution for shares issued under the Stock Award and Incentive
Plan) for issuance to employees of Reorganized Salant that may be granted under the Restricted Stock Plan; provided, that, if the PEI Event does not occur on or prior to the Effective Date then the percentage of New Common Stock that is reserved for issuance under the Restricted Stock Plan shall be adjusted so that the amount reserved will equal 2% of the aggregate distribution to be made to Holders of Senior Note Claims (Class 3) under Section 6.3(a)(ii) of the Plan.

                  9.10. Survival of Indemnification and Contribution Obligations. Notwithstanding anything to the contrary contained in this Plan, the obligations of the Debtor to indemnify and/or provide contribution to its present or former directors, officers, agents, employees and representatives, pursuant to the Certificate of Incorporation, By-Laws, applicable statutes or contractual obligations, in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives, based upon any act or omission related to service with, for or on behalf of the Debtor, shall not be discharged or impaired by confirmation or consummation of this Plan but shall survive unaffected by the reorganization contemplated by this Plan and shall be treated as, and deemed to be, Allowed General Unsecured Claims that are Unimpaired pursuant to Section 6.5 of this Plan.

                  9.11. Listing of New Common Stock; Registration of Securities. Reorganized Salant shall use its reasonable best efforts to (i) maintain its status as a reporting company under the Exchange Act and cause, on the Effective Date, the shares of New Common Stock issued hereunder to be listed on the NYSE, or, if Reorganized Salant is unable to have the shares of New Common Stock listed on the NYSE, on another national securities exchange, or, as to the New Common Stock, quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System, (ii) in accordance with the terms of the Registration Rights Agreement, file prior to the Effective Date and have declared effective as soon as possible thereafter a registration statement or registration statements under the Securities Act, for the offering on a continuous or delayed basis in the future of the shares of New Common Stock (the "Shelf Registration"), (iii) cause to be filed with the Commission on the Effective Date an appropriate registration statement under the Exchange Act with respect to the New Common Stock, (iv) keep the Shelf Registration effective for a three-year period, and (v) supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules or regulations promulgated thereunder or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing. In addition, on the Effective Date, Reorganized Salant shall enter into the Registration Rights Agreement in the form of Exhibit A hereto.

                  9.12. Retention and Enforcement of Causes of Action. Pursuant to section 1123(b)(3) of the Bankruptcy Code, Reorganized Salant shall retain and shall have the exclusive right, in its discretion, to enforce against any Entity any and all Causes of Action of the Debtor, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those released or compromised as part of, or under, this Plan.

                  9.13. Management Employment Agreements. The Management Employment Agreements shall become effective as of the Effective Date. Such agreements supersede all employment, severance, retention, bonus and other agreements with respect to Messrs. Setola and Kahn in effect prior to the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Messrs. Setola and Kahn against the Debtor under any employment, severance, retention, bonus and other agreements, if any, between such individual and the Debtor will be governed by, and completely satisfied in accordance with, the terms and conditions of each of their Management Employment Agreements.

                                   ARTICLE TEN

                        PROVISIONS COVERING DISTRIBUTIONS

                  10.1. Timing of Distributions Under this Plan. Except as otherwise provided in this Plan and without in any way limiting Sections 9.6, 10.6, 10.11, 11.3 and 12.1 of this Plan, payments and distributions in respect of Allowed Claims and Allowed Interests which are required by this Plan to be made on the Effective Date shall be made by the Debtor, Reorganized Salant or its designee or, in the case of the distributions to the Noteholders, by Reorganized Salant or its designee (with the assistance of the Indenture Trustee, if necessary) on, or as soon as practicable following, the Effective Date. Distributions of New Common Stock to the Noteholders shall be made at the addresses of the registered Holders of the Senior Notes last provided in writing to the Indenture Trustee.

                  10.2. Allocation of Consideration. The aggregate consideration to be distributed to the Holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any.

                  10.3. Cash Payments. Cash payments made pursuant to this Plan will be in U.S. dollars. Cash payments of $1,000,000 or more to be made pursuant to this Plan will, to the extent requested in writing no later than ten days after the Confirmation Date, be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Debtor or Reorganized Salant, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by Reorganized Salant shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized Salant or its designee as set forth in Section 10.13 below.

                  10.4. Payment of Statutory Fees. All fees payable to the United States Trustee pursuant to 28 U.S.C. ss. 1930 as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtor on or before the Effective Date.

                  10.5. No Interest. Except with respect to holders of Unimpaired Claims entitled to interest under applicable non-bankruptcy law or as expressly provided herein, no Holder of an Allowed Claim or Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

                  10.6. Fractional Securities. Notwithstanding any other provision of this Plan, only whole numbers of shares of New Common Stock will be issued or transferred, as the case may be, pursuant to this Plan. Reorganized Salant will not distribute any fractional shares of New Common Stock. For purposes of distribution, fractional shares of New Common Stock shall be rounded up to the nearest share of New Common Stock.

                  10.7. Withholding of Taxes. Reorganized Salant shall withhold from any property distributed under this Plan any property which must be withheld for taxes payable by the Entity entitled to such property to the extent required by applicable law. As a condition to making any distribution under this Plan, Reorganized Salant or its designee, as the case may be, may request that the Holder of any Allowed Claim provide such Holder's taxpayer identification number and such other certification as may be deemed necessary to comply with applicable tax reporting and withholding laws.

                  10.8. Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer registers for the Senior Notes and Old Common Stock maintained by the Debtor, or its respective agents, will be closed. Reorganized Salant, its designees and the Indenture Trustee will have no obligation to recognize the transfer of any Senior Notes or Old Common Stock occurring after the Distribution Record Date and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

                  10.9. Persons Deemed Holders of Registered Securities. Except as otherwise provided herein and subject to Sections 9.6 and 10.10, the Debtor, Reorganized Salant or its designee or, in the case of the Noteholders, the Indenture Trustee, shall be entitled to treat the record holder of a registered security as the Holder of the Claim or Interest in respect thereof for purposes of all notices, payments or other distributions under this Plan unless the Debtor, Reorganized Salant, its designee or the Indenture Trustee, as the case may be, shall have received written notice specifying the name and address of any new Holder thereof (and the nature and amount of the interest of such new Holder) at least ten (10) Business Days prior to the date of such notice, payment or other distribution. In the event of any dispute regarding the identity of any party entitled to any payment or distribution in respect of any Claim or Interest under this Plan, no payments or distributions will be made in respect of such Claim or Interest until the Bankruptcy Court resolves that dispute pursuant to a Final Order.

                  10.10. Surrender of Existing Securities. As a condition to receiving any distribution under this Plan, each Holder of a Senior Note, Old Common Stock Interest, or other instrument evidencing a Claim or equity Interest must surrender such Senior Note, Old Common Stock Interest, or other instrument to Reorganized Salant or its designee. Reorganized Salant appoints the Indenture Trustee under the Indenture as its designee to receive the Senior Notes. Any Holder of a Claim or Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Salant before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any distribution under this Plan.

                  10.11. Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments. In addition to any requirements under the Debtor's Certificate of Incorporation or By-laws, any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed shall be required to, in lieu of surrendering such Instrument, deliver to Reorganized Salant or its designee: (a) evidence satisfactory to Reorganized Salant or its designee, as the case may be, of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by Reorganized Salant or its designee, as the case may be, to hold Reorganized Salant and/or its designee, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section 10.12, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument will, for all purposes under this Plan, be deemed to have surrendered such Instrument.

                  10.12. Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from Reorganized Salant for the amount of the original check, without any interest, if such Entity requests Reorganized Salant or its designee to reissue such check and provides Reorganized Salant or its designee, as the case may be, with such documentation as Reorganized Salant or its designee requests to verify that such Entity is entitled to such check, prior to the second anniversary of the Effective Date. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Holder's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to Reorganized Salant or its designee as undeliverable, no further distributions will be made to such Holder unless and until Reorganized Salant or its designee is notified in writing of such Holder's then-current address. Undeliverable distributions will remain in the possession of Reorganized Salant or its designee pursuant to Section 10.1 of this Plan until such time as a distribution becomes deliverable.

                  All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Holder's Claim or Interest becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to Reorganized Salant and the claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                                 ARTICLE ELEVEN

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

                  11.1.  Objections to Claims.  Only the Debtor and  Reorganized
Salant shall have the authority to file objections to Claims after the Effective Date. Subject to an order of the Bankruptcy Court providing otherwise, Reorganized Salant may object to a Claim by filing an objection with the Bankruptcy Court and serving such objection upon the Holder of such Claim not later than one hundred and twenty (120) days after the Effective Date or one hundred and twenty (120) days after the filing of the proof of such Claim, whichever is later, or such other date determined by the Bankruptcy Court upon motion to the Bankruptcy Court without further notice or hearing. Notwithstanding the foregoing, neither the Debtor nor Reorganized Salant shall object to the allowance of the Senior Note Claims as described in Section 6.3(c) of this Plan.

                  11.2. Procedure. Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation of the Debtor or Reorganized Salant, or until an objection thereto by the Debtor or by Reorganized Salant is withdrawn, the Debtor or Reorganized Salant shall litigate the merits of each Disputed Claim until determined by a Final Order; provided, however, that, (a) prior to the Effective Date, the Debtor, subject to the approval of the Bankruptcy Court, and (b) after the Effective Date, Reorganized Salant, subject to the approval of the Bankruptcy Court, may compromise and settle any objection to any Claim.

                  11.3. Payments and Distributions With Respect to Disputed Claims. No payments or distributions shall be made in respect of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.

                  11.4. Timing of Payments and Distributions With Respect to Disputed Claims. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed Claim that becomes an Allowed Claim that would have otherwise been made had the Disputed Claim been an Allowed Claim on the Effective Date shall be made within thirty (30) days after the date that such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims that become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of this Plan.

                  11.5. Individual Holder Proofs of Interest. Individual Holders of Allowed Old Common Stock Interests are not required to file proofs of such Interests unless they disagree with the number of shares set forth on the Debtor's stock register.

                                 ARTICLE TWELVE

            DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS

                  12.1. Discharge of All Claims and Interests and Releases.

                  (a) Except as otherwise specifically provided by this Plan, the confirmation of this Plan (subject to the occurrence of the Effective Date) shall discharge and release the Debtor, Reorganized Salant, their successors and assigns and their respective assets and properties from any debt, charge, Cause of Action, liability, encumbrances, security interest, Claim, Interest, or other cause of action of any kind, nature or description (including, but not limited to, any claim of successor liability) that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or is deemed filed, whether or not such Claim is Allowed, and whether or not the Holder of such Claim has accepted this Plan.

                  (b) Furthermore, but in no way limiting the generality of the foregoing, except as otherwise specifically provided by this Plan, the distributions and rights that are provided in this Plan to Class 3, Class 5 and Class 7 shall be in complete satisfaction, discharge and release, effective as of the Effective Date of (i) all Claims and Causes of Action against, liabilities of, liens on, charges, encumbrances, security interests, obligations of and Interests in the Debtor, Reorganized Salant, or the direct or indirect assets and properties of the Debtor or Reorganized Salant, whether known or unknown, and (ii) all Causes of Action, whether known or unknown, either directly or derivatively through the Debtor or Reorganized Salant, against successors and assigns of the Debtor, present and former Affiliates of the Debtor, and its partners, directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, independent accountants, employees of the Debtor and its Affiliates and any Affiliate of any of the foregoing, and Magten, and its attorneys, advisors, and financial advisors, based on the same subject matter as any Claim or Interest, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Interest has voted to accept or reject this Plan.

                  (c) In addition, but in no way limiting the generality of the foregoing, except as otherwise specifically provided by this Plan, any Holder of a Claim in Class 3, Class 5 or Class 7 accepting any distribution pursuant to this Plan shall be presumed conclusively to have released the Debtor, Reorganized Salant, successors and assigns of the Debtor, the present and former Affiliates of the Debtor, directors, officers, agents, attorneys, independent accountants, advisors, financial advisors, investment bankers and employees of the Debtor and its Affiliates, and any Entity claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as the Claim on which the distribution is received. The release described in the preceding sentence shall be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to this Plan.

                  (d) Without in any way limiting Section 12.2 of this Plan, all injunctions or stays entered in the Chapter 11 Case and existing immediately prior to the Confirmation Date shall remain in full force and effect until the Effective Date.

                  12.2. Injunction. The satisfaction, release and discharge pursuant to Sections 12.1, 12.3 and 12.4 of this Plan, shall act as an injunction against any Entity commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under this Plan. The injunction, discharge and releases described in Sections 12.1, 12.2, 12.3 and 12.4 of this Plan shall apply regardless of whether or not a proof of Claim or Interest based on any Claim, debt, liability or Interests is filed or whether or not a Claim or Interest based on such Claim, debt, liability or Interest is Allowed, or whether or not such Entity voted to accept or reject this Plan.

                  12.3. Exculpation. In consideration of the distributions under this Plan, upon the Effective Date, each Holder of a Claim or Interest will be deemed to have released the Debtor and its directors, officers, agents, attorneys, independent accountants, advisors, financial advisors, investment bankers and employees (as applicable) employed by the Debtor from and after the Filing Date and Magten and its attorneys, advisors, and financial advisors employed by Magten from and after the Filing Date, from any and all Causes of Action (other than the right to enforce the Debtor's obligations under this Plan and the right to pursue a Claim based on any willful misconduct) arising out of actions or omissions during the administration of the Debtor's estate.

                  12.4.  Guaranties and Claims of Subordination.

                  (a) Guaranties. The classification and the manner of satisfying all Claims under this Plan takes into consideration the possible existence of any alleged guaranties by the Debtor of obligations of any Entity or Entities, and that the Debtor may be a joint obligor with another Entity or Entities with respect to the same obligation. All Claims against the Debtor based upon any such guaranties shall be satisfied, discharged and released in the manner provided in this Plan and the Holders of Claims shall be entitled to only one distribution with respect to any given obligation of the Debtor.

                  (b) Claims of Subordination. (i) Except as expressly provided for in this Plan, to the fullest extent permitted by applicable law, all Claims against and Interests in the Debtor, and all rights and Claims between or among Holders of Claims and Interests relating in any manner whatsoever to Claims against or Interests in the Debtor, based on any contractual, legal or equitable subordination rights, shall be terminated on the Effective Date and discharged in the manner provided in this Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived by the acceptance by such Entity (or, unless the Confirmation Order provides otherwise, the Class of which such Entity is a member) of this Plan or of any distribution pursuant to this Plan. Except as otherwise provided in this Plan and to the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Interests hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Holder of a Claim or Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each Holder of a Claim or Interest shall have and receive the benefit of the rights and distributions set forth in this Plan.

     (ii) Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under this Plan, the provisions of this Section 12.4(b) shall constitute a good faith compromise and settlement of any Causes of Action relating to the matters described in this
Section 12.4(b) which could be brought by any Holder of a Claim or Interest against or involving another Holder of a Claim or Interest, which compromise and settlement is in the best interests of Holders of Claims and Interests and is fair, equitable and reasonable. This settlement shall be approved by the Bankruptcy Court as a settlement of all such Causes of Action. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state law, including, without limitation, the laws of the States of New York and Delaware, given and made after due notice and opportunity for hearing, and shall bar any such Cause of Action by any Holder of a Claim or Interest against or involving another Holder of a Claim or Interest.

                                ARTICLE THIRTEEN

                      CONDITIONS PRECEDENT TO CONFIRMATION
                            ORDER AND EFFECTIVE DATE

                  13.1. Conditions Precedent to Entry of the Confirmation Order. The following conditions must occur and be satisfied or waived in accordance with Section 13.3 of this Plan on or before the Confirmation Date for this Plan to be confirmed on the Confirmation Date.

                  (a) The Confirmation Order is in form and substance reasonably acceptable to the Debtor, Magten and Apollo.

                  13.2. Conditions Precedent to the Effective Date. The following conditions must occur and be satisfied or waived by the Debtor on or before the Effective Date for this Plan to become effective on the Effective Date.

                  (a) Final Order. The Confirmation Order shall have become a Final Order;

                  (b) Working Capital Facility. Reorganized Salant shall have executed an agreement for a working capital facility on terms reasonably satisfactory to Apollo and Magten;

                  (c) Certificate of Incorporation. The Reorganized Salant Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law;

                  (d) PBGC Agreement. The PBGC and Reorganized Salant shall have entered into the PBGC Agreement and the PBGC Agreement shall have been approved by the Bankruptcy Court and consummated; and

                  (e)    Authorizations,    Consents    and    Approvals.    All
authorizations,   consents  and  regulatory  approvals  required,   if  any,  in
connection with this Plan's effectiveness shall have been obtained.

                  13.3. Waiver of Conditions. With the prior written consent (which consent shall not be unreasonably withheld) of Magten and Apollo, but not otherwise, the Debtor may waive one or more of the conditions precedent to the confirmation or effectiveness of this Plan set forth in Sections 13.1 and 13.2 of this Plan.

                  13.4. Effect of Failure of Conditions. If all the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived on or before the first Business Day that is more than 179 days after the date the Court enters an order confirming this Plan, or by such later date as is proposed and approved, after notice and a hearing, by the Court, then upon motion by the Debtor or any party in interest made before the time that all of the conditions have been satisfied or duly waived, the order confirming this Plan may be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the order confirming this Plan shall not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the order confirming this Plan is vacated pursuant to this section, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (a) constitute a waiver or release of any claims against or equity interests in the Debtor or (b) prejudice in any manner the rights of the Holder of any claim or equity interest in the Debtor.

                                ARTICLE FOURTEEN

                            MISCELLANEOUS PROVISIONS

                  14.1. Bankruptcy Court to Retain Jurisdiction. The business and assets of the Debtor shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to the Chapter 11 Case or this Plan pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (a) to determine any and all disputes relating to Claims and Interests and the allowance and amount thereof;
(b) to determine any and all disputes among creditors with respect to their Claims; (c) to consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith; (d) to determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Case or this Plan; (e) to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order; (f) to enforce the provisions of this Plan relating to the distributions to be made hereunder; (g) to issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan; (h) to enforce and interpret any provisions of this Plan; (i) to determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan; (j) to determine the amounts allowable as compensation or reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code; (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan and the Related Documents; (l) to hear and determine any issue for which this Plan or any Related Document requires a Final Order of the Bankruptcy Court; (m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (n) to hear and determine any issue related to the composition of the initial Board of Reorganized Salant;
(o) to hear any other matter not inconsistent with the Bankruptcy Code; and (p) to enter a Final Decree closing the Chapter 11 Case.

                  14.2. Binding Effect of this Plan. The provisions of this Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized Salant, Magten, Apollo, any Holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers, managers and directors and any other Entity affected by this Plan.

                  14.3. Nonvoting Stock. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Salant Certificate of Incorporation shall contain a provision prohibiting the issuance of nonvoting equity securities by Reorganized Salant for a period of one year following the Effective Date.

                  14.4.  Authorization  of  Corporate  Action.  The entry of the
Confirmation Order shall constitute a direction and authorization to and of the Debtor and Reorganized Salant to take or cause to be taken any action necessary or appropriate to consummate the provisions of this Plan and the Related
Documents prior to and through the Effective Date (including, without limitation, the filing of the Reorganized Salant Certificate of Incorporation) and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Code.

                  14.5. Retiree Benefits. On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, Reorganized Salant shall continue to pay all retiree benefits, if any, as the term "retiree benefits" is defined in section 1114(a) of the Bankruptcy Code, maintained or established by the Debtor prior to the Confirmation Date.

                  14.6. Withdrawal of this Plan. The Debtor reserves the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan. If the Debtor revokes or withdraws this Plan, if the Confirmation Date does not occur, or if the Effective Date does not occur then (i) this Plan will be deemed null and void and (ii) this Plan shall be of no effect and shall be deemed vacated, and the Chapter 11 Case shall continue as if this Plan had never been filed and, in such event, the rights of any Holder of a Claim or Interest shall not be affected nor shall such Holder be bound by, for purposes of illustration only, and not limitation, (a) this Plan, (b) any statement, admission, commitment, valuation or representation contained in this Plan, the Disclosure Statement, or the Related Documents or (c) the classification and proposed treatment (including any allowance) of any Claim in this Plan.

     14.7. Captions. Article and Section captions used in this Plan are for convenience only and will not affect the construction of this Plan.

                  14.8. Method of Notice. All notices required to be given under this Plan, if any, shall be in writing and shall be sent by facsimile transmission (with hard copy to follow), by first class mail, postage prepaid, by hand delivery or by overnight courier to:

               If to the Debtor to:

               Salant Corporation
               1114 Avenue of the Americas
               New York, New York  10036
               Attn: Todd Kahn, Esq.
               Fax No.:   (212) 354-3614

               with copies to:

               Fried, Frank, Harris, Shriver & Jacobson
               (A Professional Partnership Including Professional Corporations) One New York Plaza
               New York, New York  10004
               Attn: Brad Eric Scheler, Esq.
                        Lawrence A. First, Esq.
               Fax No.:   (212) 859-4000

               Hebb & Gitlin, a Professional Corporation
               (Special Counsel to Magten Asset Management Corp.)
               One State Street
               Hartford, Connecticut  06103-3178
               Attn:  Evan D. Flaschen, Esq.
               Fax No.:  (860) 240-2800

               Apollo Apparel Partners, L.P.
               c/o Apollo Management L.P.
               1301 Avenue of the Americas
               38th Floor
               New York, New York  10019
               Attn:  Robert Katz
               Fax No.:  (212) 261-4102


Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

                  14.9. Dissolution of Committees. On the Effective Date, any committees appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code shall cease to exist and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from further duties, responsibilities and obligations relating to and arising from and in connection with this Chapter 11 Case.

                  14.10. Discharge of Indenture Trustee. The Indenture Trustee shall certify to the Debtor on or before the Effective Date the names and addresses of all holders of Senior Notes, and the face amount of Senior Notes held by each of them as of the Distribution Record Date. The Indenture Trustee shall not serve as a Disbursing Agent and any such Disbursing Agent shall be required to comply with the terms of this Plan. Subsequent to the performance of the Indenture Trustee or agents require under the provisions of this Plan and Confirmation Order and under the terms of the Indenture, the Indenture Trustee and agents and its successors and assigns shall be relieved of all obligations associated with the Indenture.

                  14.11 Amendments and Modifications to Plan. This Plan may be altered, amended or modified by the Debtor, after consultation with Magten, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code.

                  14.12. Section 1125(e) of the Bankruptcy Code. (i) The Debtor has, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (ii) the Debtor, Magten, Apollo, and each of the members of the Creditors' Committee, if any (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this Plan.


Dated:            New York, New York
                  February 3, 1999


                                    Respectfully submitted,

                                    SALANT CORPORATION
                                    Debtor and Debtor-In-Possession



                                    By:/s/ Todd Kahn
                                    Chief Operating Officer and General Counsel


FRIED, FRANK, HARRIS, SHRIVER &
   JACOBSON
(A Partnership Including
   Professional Corporations)
Attorneys for the Debtor and
   Debtor-in-Possession
One New York Plaza
New York, New York  10004
(212) 859-8000



By:/s/ Brad Eric Scheler
   Brad Eric Scheler, Esq.

                                    EXHIBIT A
                                  PEI LICENSES

(i) Agreement, by and between Salant and PEI, dated as of October 1, 1980, as amended.

(ii) Agreement, by and between Salant and PEI, dated as of March 11, 1982, as amended.

(iii) Agreement, by and between Salant and PEI, dated as of March 1, 1982, as amended.

(iv) Agreement, by and between Salant and PEI, dated as of January 1, 1987, as amended.

(v) Agreement, by and between Salant and PEI, dated as of March 11, 1982, as amended.

(vi) Letter agreement, by and between Salant and PEI, dated July 21, 1986.

(vii) Agreement, by and between Salant and PEI, dated as of January 1, 1997.

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of ____ __, 199[ ], by and among SALANT CORPORATION, a Delaware corporation (the "Company"), and the other parties listed on the signature pages hereto (the "Initial Holders").

     This Agreement is being entered into in connection with the restructuring of the Company pursuant to the terms and conditions of the Chapter 11 Plan of Reorganization for Salant Corporation, dated December __, 1998 (the "Plan"). The Plan provides for the issuance of Common Stock (as hereinafter defined).

     The parties hereto desire to provide certain registration rights to the Initial Holders with respect to the shares of Common Stock.

     Accordingly, the parties hereto agree as follows:

1.       Definitions

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Account" means, with respect to a Holder or Other Holder who has been engaged to provide investment management services, each Person (including, without limitation, any other Holder or Other Holder) on behalf of whom such Holder or Other Holder provides such services.

     "Affiliate" means, at any time, a Person (other than a Subsidiary or a Holder): (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company; or
(b) that beneficially owns (calculated in accordance with Rule 13d-3 under the Exchange Act) or holds ten percent (10%) or more of any class of the Voting Stock of the Company. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" means any shares of Common Stock, par value $1.00 per share, of the Company now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Holder" means a registered holder of Registrable Common Stock.

     "Initial Holders" has the meaning assigned to it in the preamble hereof.

     "Material Disclosure Event" means any pending or imminent event relating to the Company which, based on (i) the good faith, reasonable opinion of the Board of Directors of the Company and (ii) the advice of competent outside counsel to the Board of Directors of the Company, (x) requires disclosure of material, non-public information relating to such event in the Shelf Registration so that such registration statement would not be materially misleading, (y) is otherwise not required to be publicly disclosed at that time (e.g., on Form 8-K or Form 10-Q) under applicable federal or state securities laws, and (z) if publicly disclosed at the time of such event, would have a material adverse effect on the business and financial condition of the Company.

     "Other Holder" means any person or entity to whom the Company has granted or does grant registration rights.

     "Other Holder Registrable Common Stock" means the shares of Common Stock held by any Other Holder.

     "Person" means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

     "Registrable Common Stock" means (i) the shares of Common Stock issued to an Initial Holder pursuant to the Plan or (ii) any Common Stock issued with respect to the Common Stock referred to in clause (i) hereof by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Common Stock, such securities shall cease to be Registrable Common Stock when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require the registration under the Securities Act, or (iv) they shall have ceased to be outstanding.

     "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Common Stock pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees; all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Holders in connection with 'blue sky" qualification of the Registrable Common Stock and determination of their eligibility for investment under the laws of the various jurisdictions); all duplicating and printing expenses; all messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or, in connection with a registration pursuant to Section 2.3 only, any special audits required by, or incident to, such registration; all fees and disbursements of underwriters (other than underwriting discounts and commissions); all transfer taxes; and the reasonable fees and expenses of one counsel to the Holders; provided, however, that Registration Expenses shall exclude and the Holders shall pay underwriting discounts and commissions in respect of the Registrable Common Stock being registered.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar federal statute.

     "Subsidiary" means any corporation in which the Company or one or more Subsidiaries owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation.

     "Voting Stock" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

2.       Shelf Registration; Registration Under Securities Act, Etc.

     2.1 Shelf Registration

     Within 35 days following the date hereof, the Company shall file with the Commission, at the Company's expense, a "shelf" registration statement on any appropriate form pursuant to Rule 415 under the Securities Act covering all Registrable Common Stock (the "Shelf Registration"). The Company shall use its reasonable commercial efforts to have the Shelf Registration declared effective as promptly as practicable after such filing (but not later than 100 days after the date hereof) and to keep the Shelf Registration continuously effective three years following the date on which the Shelf Registration is declared effective (subject to Suspension Periods (as hereinafter defined) and extensions coincident with the length of such Suspension Periods) (the "Shelf Registration Period"); provided, however, that if a registration statement on Form S-3 (or such successor form as is prescribed by the Commission) is available to the Company on the third anniversary of the date on which the Shelf Registration is declared effective, the Company shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective for two additional years. The Company shall, to the extent necessary, supplement or amend the Shelf
Registration (in each case, at the Company's expense) to keep the Shelf Registration effective during the Shelf Registration Period. The Company further agrees to supplement or amend any Shelf Registration, as required by the registration form utilized by the Company, by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder or as reasonably requested by any Holder. The Company shall furnish to the Holders copies, in substantially the form proposed to be used and/or filed, of the registration statement and any such supplement or amendment at least 30 days prior to its being used and/or filed with the Commission. The Company hereby consents to the use (in compliance with applicable law) of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Common Stock in connection with the offering and sale of the Registrable Common Stock covered by the prospectus or any amendment or supplement thereto. The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration, whether or not it becomes effective. In no event shall the Shelf Registration include securities other than Registrable Common Stock, unless the Holders of all Registrable Common Stock consent to such inclusion. Nothing herein shall obligate the Company to incur or pay for fees and disbursements of underwriters in connection with a distribution under the Shelf Registration.

     For purposes hereof, "Suspension Period' shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration is no longer effective, that the prospectus included in the Shelf Registration no longer complies with the requirements therefor prescribed by
Section 10(a) of the Securities Act, or there is a Material Disclosure Event and the Board of Directors of the Company has elected (in its good faith reasonable judgment) to require the suspension of the sale by the Holder of Registrable Common Stock pursuant to the Shelf Registration, and shall end on the date when the Holder either receives copies of the supplemented or amended prospectus contemplated by Section 2.4(g) or such earlier time that the Holder is otherwise advised in writing by the Company that use of the prospectus may be resumed. The Holder agrees that it will not sell any Registrable Common Stock pursuant to the Shelf Registration during any Suspension Period. The Company agrees (i) that the Company will use its best efforts to ensure that there is not more than one Suspension Period in any 12-month period, (ii) to cause each Suspension Period to end as soon as reasonably practicable and (iii) that no Suspension Period shall exceed 30 consecutive days. The Company further agrees that no other holder of any shares of the Company's capital stock will be permitted to sell any such shares of the Company's capital stock pursuant to a registration statement during a Suspension Period. If one or more Suspension Periods occur, the Shelf Registration Period shall be extended by such number of days coincident with the aggregate number of days included in all Suspension Periods.

     2.2 Registration on Request

                  (a)      Request

     Subject to the provisions of Section 2.2(h) below, (i) if the Shelf Registration remains continuously effective during the Shelf Registration Period in accordance with the terms hereof, at any time or from time to time after the expiration of the Shelf Registration Period, or (ii) if for any reason the Shelf Registration does not become effective within 65 days after the date hereof or ceases to be effective at any time prior to the expiration of the Shelf Registration Period, at any time or from time to time after the date which is 65 days from the date hereof (if the Shelf Registration fails to become effective) or the date on which the Shelf Registration ceases to be effective, as the case may be, the Holders, individually and jointly, of more than 10% of issued and outstanding shares of Common Stock (the "Initiating Holders") shall have the right to require the Company to effect the registration under the Securities Act of all or part of the Registrable Common Stock held by such Initiating Holders, by delivering a written request therefor to the Company specifying the number of shares of Registrable Common Stock and the intended method of distribution. The Company shall promptly give written notice of such requested registration to all other Holders, and thereupon the Company shall, as expeditiously as possible, use its best efforts to (A) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration) of the Registrable Common Stock which the Company has been so requested to register by the Initiating Holders, and all other Registrable Common Stock which the Company has been requested to register by any other Holder (together with the Initiating Holders, the "Selling Holders") by written request given to the Company within 10 days after giving of written notice by the Company, all to the extent necessary to permit distribution in accordance with the intended method of distribution set forth in the written request or requests delivered by the Selling Holders, and (B) if requested by the Selling Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

                  (b)      Registration of Other Securities

     Whenever the Company shall effect a registration pursuant to this Section 2.2, no securities (other than Registrable Common Stock) shall be included among the securities covered by such registration (i) if, in connection with an underwritten offering by any Selling Holders of Registrable Common Stock, the managing underwriter of such offering shall have advised the Company and the Selling Holders in writing that the inclusion of such other securities would adversely affect such offering or (ii), if such offering is not an underwritten offering, unless the Selling Holders of not less than 50% of the Registrable Common Stock to be covered by such registration shall have consented (which consent shall not be unreasonably withheld or delayed) in writing to the inclusion of such other securities.

                  (c)      Registration Statement Form

     Registrations under this Section 2.2 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Selling Holders. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Selling Holders, counsel to the underwriters, if any, and counsel to the Company, is required to be included.

                  (d)      Expenses

     The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.

                  (e)      Effective Registration Statement
     A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.2) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 120 days (or such shorter period which shall terminate when all the Registrable Common Stock covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied for any reason not attributable to the Selling Holders or waived.

                  (f)      Selection of Underwriters

     The underwriters of each underwritten offering of the Registrable Common Stock to be registered shall be selected by the Selling Holders and shall be reasonably satisfactory to the Company.

                  (g)      Priority in Requested Registration

     If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the number of shares of Registrable Common Stock requested to be included in such registration exceeds the number of shares which can be sold in such offering within a price range acceptable to the Selling Holders of Registrable Common Stock, the Company will include in such registration that number of shares of Registrable Common Stock which the Company is so advised can be sold in such offering. The Registrable Common Stock requested to be included in such registration shall be reduced pro rata among the Selling Holders requesting such registration of Registrable Common Stock on the basis of the percentage of Registrable Common Stock of such Selling Holders requesting such registration. In connection with any such registration to which this Section 2.2(g) is applicable, no securities other than Registrable Common Stock shall be covered by such registration.

                  (h)      Limitations on Registration on Request

     Notwithstanding anything to the contrary contained herein, the registration rights granted to the Holders in Section 2.2(a) are subject to the following limitations: (i) the Holders shall be entitled to require the Company to, and the Company shall be required to, effect no more than three registrations pursuant to Section 2.2(a)(i) hereof and no more than four registrations pursuant to Section 2.2(a)(ii) hereof, (ii) the Company shall not be required to effect a registration pursuant to Section 2.2(a) if, with respect thereto, the managing underwriter, the Commission, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, but rather the filing may be delayed until the completion of such regular audit (unless the Holders agree to pay the expenses of the Company in connection with such an audit other than the regular audit) and (iii) the Holders shall not be entitled to require the Company to, and the Company shall not be required to, effect a registration pursuant to Section 2.2(a) within three (3) months following the effective date of another registration pursuant to Section 2.2(a).

                  (i)      Postponement

     The Company shall be entitled once in any 12-month period to postpone for a reasonable period of time (but not exceeding 30 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.2 if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives the Selling Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Selling Holders of not less than 50% of the shares of Registrable Common Stock to be registered shall have the right to withdraw the request for registration in respect of the Registrable Common Stock by giving written notice to the Company at any time and, in the event of any such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Holders are entitled pursuant to this Section 2.2.

     2.3 Incidental Registration

                  (a)      Right to Include Registrable Common Stock

     If the Company at any time prior to the expiration of the Holders' right to request the registration of Registrable Common Stock pursuant to Section 2.2(a) hereof proposes to register any of its securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Form or similar form(s) solely for registration of securities in connection with an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a dividend reinvestment plan, pursuant to a merger, exchange, offer or transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), whether or not for sale for its own account, it will each such time give prompt written notice to the Holders of its intention to do so and of the Holders' rights under this
Section 2.3 and the Holders shall be entitled to include, subject to the provisions of this Agreement, Registrable Common Stock on the same terms and conditions (if any) as apply to other comparable securities of the Company sold in connection with such registration. Upon the written request of any Holder (a "Requesting Holder"), specifying the maximum number of shares of Registrable Common Stock intended to be disposed of by such Requesting Holder, made as promptly as practicable and in any event within 15 days after the receipt of any such notice, the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the Requesting Holders; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination and its reasons therefor to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation under this Section 2.3 to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Section 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Stock, for the same period as the delay in registering such other securities. No registration effected under this Section
2.3 shall relieve the Company of its obligation to effect any registration upon request under Section 2.2. The Company will pay all Registration Expenses in connection with any registration of Registrable Common Stock requested pursuant to this Section 2.3.

                  (b)      Right to Withdraw

     Any Requesting Holder shall have the right to withdraw its request for inclusion of Registrable Common Stock in any registration statement pursuant to this Section 2.3 at any time by giving written notice to the Company of its request to withdraw.

                  (c)      Priority in Incidental Registrations

     If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number of shares of Registrable Common Stock and Other Holder Registrable Common Stock when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration that number of shares of Registrable Common Stock and Other Holder Registrable Common Stock which the Company is so advised by the managing underwriter can be sold in (or during the time of) such offering without materially adversely affecting such offering in the following order of priority:

     First: the holder or holders of securities (including the Company in the case of a primary offering) originally requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, that shall exist among them; and then

                  Second: the holder or holders of Registrable Common Stock shall be entitled to participate in such offering, pro rata among themselves in accordance with the number of shares of Registrable Common Stock which each such holder shall have requested be registered; and then

                  Third: all other holders (including the Company, if such registration shall have been originally requested by a person other than the Company) of securities having the right to include shares of Common Stock in such registration shall be entitled to participate pro rata in accordance with the number of shares proposed to be registered by them.

                  (d)      Plan of Distribution

     Any participation by the Holders in a registration by the Company shall be in accordance with the Company's plan of distribution.

     2.4 Registration Procedures

     If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Common Stock under the Securities Act as provided in Sections 2.1, 2.2 and 2.3 hereof, the Company shall as expeditiously as possible:

                  (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to each Holder selling Registrable Common Stock covered by such registration statement and each underwriter, if any, participating in the offering of the Registrable Common Stock and their respective counsel, which documents will be subject to the review and comments of each such Holder, each underwriter and their respective counsel; and provided further, that
         (i) as to registration pursuant to Section 2.1 or 2.2 hereof, the Company may discontinue any registration of its securities which are not Registrable Common Stock and (ii) as to registration pursuant to
         Section 2.3 hereof, the Company may discontinue any registration of its securities, in each case, at any time prior to the effective date of the registration statement relating thereto;

                  (b) notify each Holder selling Registrable Common Stock covered by such registration statement of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Common Stock covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Common Stock in accordance with the intended method of distribution thereof; provided that, except with respect to the Shelf Registration and any other such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 120 days;

                  (c) furnish, without charge, to each Holder selling Registrable Common Stock covered by such registration statement and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holders and such underwriters may reasonably request;

                  (d) use its best efforts (i) to register or qualify all Registrable Common Stock and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as any Holder or Holders selling Registrable Common Stock covered by such registration statement or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holder or Holders; provided, however, that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (e) use its best efforts to cause all Registrable Common Stock covered by such registration statement to be registered with or approved by such other Federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company, counsel to any underwriter, or counsel to any Holder or Holders selling Registrable Common Stock covered by such registration statement to consummate the disposition of such Registrable Common Stock;

                  (f) furnish to each Holder selling Registrable Common Stock covered by such registration statement and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as such Holder or Holders, or the underwriters, may reasonably request;

                  (g) immediately notify the Holders selling Registrable Common Stock covered by such registration statement and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Common Stock for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or, in the case of the Shelf Registration, at any time during the Shelf Registration Period, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of any Holder or Holders selling Registrable Common Stock covered by such registration statement promptly prepare and furnish to such Holder or Holders and each underwriter, if any, participating in the offering of the Registrable Common Stock, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Holders a copy of any amendment or supplement to such registration statement or prospectus;

                  (i) cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for the Common Stock from and after the date of such registration;

                  (j) use its  commercially  reasonable  efforts  to  cause  all
         Registrable  Common Stock covered by such registration  statement to be
         (i) listed for trading on the New York Stock Exchange, Inc. ("NYSE"), provided that, if the Company is unable to have the Registrable Common Stock listed for trading on the NYSE, the Company will use its best efforts to cause all Registrable Common Stock to be quoted on the National Market System ("National Market System") of the NASDAQ Stock Market ("NASDAQ") within the meaning of Rule 11Aa2-1 of the Commission if the quoting of such Registrable Common Stock is then permitted under NASDAQ rules; or (ii) if no similar securities of the Company are then so quoted, use its best efforts to (x) secure designation of all such Registrable Common Stock as a NASDAQ National Market System security or
         (y) failing that, cause all such Registrable Common Stock to be listed on another national securities exchange or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

                  (k) deliver promptly to counsel to the Holders selling Registrable Common Stock covered by such registration statement and each underwriter, if any, participating in the offering of the Registrable Common Stock, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

     (1) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

     (m) provide a CUSIP number for all Registrable Common Stock, no later than the effective date of the registration statement;

                  (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses) in their marketing of Registrable Common Stock; and

                  (o) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by
         Section 2.4(g)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, thereafter, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company may require the Holders selling Registrable Common Stock covered by such registration statement to furnish the Company such information regarding the Holders and the distribution of the Registrable Common Stock as the Company may from time to time reasonably request in writing. In the event of a registration effected pursuant to Section 2.1, 2.2(a) or 2.3(a) hereof, if a Holder fails to provide such information and the failure by such Holder to furnish such information would prevent or unreasonably delay the registration statement relating to such registration from being declared effective by the Commission, the Company may exclude such Holder's Registrable Common Stock from such registration, which right of the Company shall, in the case of a registration effected pursuant to Section 2.1 or 2.2(a) hereof, be subject to the consent of the Holders of not less than 50% of the shares of Registrable Common Stock to be included in such registration (other than such Holder's Registrable Common Stock).

     The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 2.4, each of the Holders will discontinue its disposition of Registrable Common Stock pursuant to the registration statement relating to such Registrable Common Stock until, in the case of paragraph (g)(v) of this Section 2.4, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Common Stock current at the time of receipt of such notice. If the disposition by the Holders of their securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Holders shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.4; and, if the Company shall not so extend such period, the Holders' request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Holders are entitled pursuant to Section
2.2 hereof.

     2.5 Underwritten Offerings

                  (a)      Requested Underwritten Offerings

     If requested by the underwriters for any underwritten offering by the Selling Holders pursuant to a registration requested under Section 2.1 or 2.2, the Company shall enter into a customary underwriting agreement with such underwriter or underwriters. Such underwriting agreement shall be reasonably satisfactory in form and substance to the Selling Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, such customary provisions relating to indemnification and contribution by the Company. The Selling Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Selling Holders. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its ownership of and title to the Registrable Common Stock, and its intended method of distribution; any liability of any Selling Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that it derives from such registration; and no Selling Holder shall be required to indemnify any underwriter, or contribute to any payments required to be made by any underwriter in lieu thereof, to any greater extent than such Selling Holder has agreed in Section 2.7.

                  (b)      Incidental Underwritten Offerings

     In the case of a registration pursuant to Section 2.3 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Requesting Holders' Registrable Common Stock to be included in such registration shall be subject to such underwriting agreements. The Requesting Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Requesting Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Requesting Holders. No Requesting Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, its ownership of and title to the Registrable Common Stock, and its intended method of distribution; and any liability of any Requesting Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that it derives from such registration.

     2.6 Preparation; Reasonable Investigation

     In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the participating Holders, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the participating Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.7 Indemnification

                  (a)      Indemnification by the Company

     The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each Holder, its respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Holder or any such director, officer, partner, agent or affiliate or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Holder and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case or to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Holders or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Common Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Common Stock to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of either Holder or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Holder.

                  (b)      Indemnification by the Holders

     As a condition to including any Registrable Common Stock in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Holder so including any Registrable Common Stock to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, and, to the extent requested, each underwriter, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder; and provided, further, that such Holder shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Common Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to any other Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Common Stock to such other Person if such statement or omission was corrected by such Holder in such final prospectus.

                  (c)      Indemnification for Controlling Person Liability.

     In addition to the indemnification provided for in Section 2.7(a), the Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors, partners and agents, if any, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, in each case, under the Securities Act or common law or otherwise, resulting from:

     (i) any violation by the Company of the provisions of the Securities Act;

                  (ii) any untrue  statement  or alleged  untrue  statement of a material fact contained in any registration statement or amendment thereto or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, whether or not, in each such case, the registration statement or amendment thereto or prospectus (or amendment or supplement thereto) or preliminary prospectus related or relates to any offering or sale of Registrable Common Stock by a Holder; and

                  (iii) any other untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to make the statements in any document issued or delivered to any purchaser or potential purchaser or filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (in light of the circumstances under which they were made) not misleading, in each case, in connection with any offering or sale of securities of the Company by any Person, whether or not such securities offered or sold are or were registered or required to be registered under the Securities Act;

in each such case, to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereto) and expenses, joint or several, are alleged to result from or exist by virtue of the fact that any Holder controls or is alleged to control (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any Subsidiary or Affiliate of the Company, whether such claim or allegation arises under Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise; provided, however, that such indemnification shall not extend to losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such Holder expressly for use therein, or from any such information provided by an underwriter selected by the Holders or any of them.

                  (d)      Notices of Claims, Etc.

     Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.7, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.7. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties and the indemnifying party shall be obligated to pay the fees and expenses of such separate counsel or counsels. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (e)      Contribution

     If the indemnification provided for in this Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause
(ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this
Section 2.7(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this subsection (e) are several and not joint and shall be in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (e) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Common Stock in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                  (f)      Other Indemnification

     Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.7 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.7 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Common Stock by any of the Holders.

                  (g)      Indemnification Payments

     The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that such periodic payments shall only be made upon delivery to the indemnifying party of an agreement by the indemnified party to repay the amounts advanced to the extent it is ultimately determined that the indemnified party is not entitled to indemnification pursuant to this Section 2.7 or otherwise. The parties hereto agree that for each of them such agreement shall be deemed to be contained herein. Without limiting the generality of the foregoing, each indemnifying party, as an interim measure during the pendency of any claim, action, investigation, inquiry or proceeding arising out of or based upon any matter or subject for which indemnity (or contribution in lieu thereof) would be available to any indemnified party under any provision of this Section 2.7, the Company will promptly reimburse each indemnified party, as often an invoiced therefor (but in no event more often than monthly), for all reasonable legal or other expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of any judicial determination as to the propriety or enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expenses and notwithstanding the possibility that the obligations to pay such expenses might later have been held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is held to be improper, the indemnified party agrees to promptly return the amount so advanced to the indemnifying party, together with interest, compounded monthly, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks. Any such interim reimbursement payments which are not made to the indemnified party within thirty (30) days of a request therefor shall bear interest at such prime rate from the date of such request to the extent such reimbursement payments are ultimately determined to be proper obligations of the indemnifying party.

     2.8 Limitation on Sale of Securities

     If any registration of Registrable Common Stock or Other Holder Registrable Common Stock shall be in connection with an underwritten public offering, each of the Holders or the Other Holders, as the case may be, and the Company agrees (except, in the case of any Holder or Other Holder, to the extent that such Holder or Other Holder is prohibited by applicable law or the exercise of its fiduciary duties from agreeing to withhold Registrable Common Stock or Other Holder Registrable Common Stock, as the case may be, from sale) (x) not to effect any public sale or distribution of any issue of the same class or series as the Registrable Common Stock or Other Holder Registrable Common Stock being registered in an underwritten public offering (other than pursuant to an employee stock option, stock purchase or similar plan, pursuant to a dividend reinvestment plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), any securities of the Company similar to any such issue or any securities of the Company or of any security convertible into or exchangeable or exercisable for any such issue of the Company during the 15 days prior to, and during the 45 day period (or such longer period, not in excess of 90 days, as may be reasonably requested by the underwriter of such offering) beginning on the effective date of such registration statement (except as part of such registration) and (y) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (x), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted). Without limiting the scope of the term "fiduciary," a Holder or Other Holder shall be deemed to be acting as a fiduciary if its actions or the Registrable Common Stock or Other Holder Registrable Common Stock proposed to be sold is subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Advisers Act of 1940, as amended or the Investment Company Act of 1940, as amended, or if such Registrable Common Stock or Other Holder Registrable Common Stock is held in a separate account under applicable insurance law or regulation. Notwithstanding the foregoing, no Holder or Other Holder who has been on behalf of an Account shall be required to hold back Registrable Common Stock or Other Holder Registrable Common Stock attributable to such Account if such Account directs such Holder or Other Holder to dispose of some or all of such Registrable Common Stock or Other Holder Registrable Common Stock, attributable to such Account unless (1) such Holder or Other Holder shall have directly or indirectly induced such Account to make such sale or (2) such Account terminates the authority of the Holder or Other Holder of Registrable Common Stock or Other Holder Registrable Common Stock to dispose of such securities; provided, however, that any holdback agreement relating to such underwritten sale shall continue to apply to Registrable Common Stock or Other Holder Registrable Common Stock attributable to such Account which such Account has not directed such Holder or Other Holder to sell.

     2.9 No Required Sale

     Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Common Stock pursuant to any effective registration statement.

3.       Rule 144

     The Company shall take all actions reasonably necessary to enable holders of Registrable Common Stock to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

4.       Amendments and Waivers

     This Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Holders of not less than 50% of the shares of Registrable Common Stock and the Company.

5.       Adjustments

     In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Agreement shall be appropriately adjusted.

6.       Notice

     All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

     (a) If to any Holder, the address of such Holder set forth on Annex A attached hereto;

                  (b)      If to the Company, to it at:

                           Salant Corporation
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Attn:    Todd Kahn, Esq.

7.       Assignment

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. Any Holder may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, to any transferee of Registrable Common Stock.

8.       Remedies

     The parties hereto agree that money damages or any other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

9.       No Inconsistent Agreements

     The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, other than any customary lock-up agreement with the underwriters in connection with any registration and offering by the Company of its securities to the public (an "Offering") effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, as applicable, for a specified period following such Offering. The Company hereby represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or the Holders so that the Holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

10.      Headings

     Headings of the sections and paragraphs of this Agreement are for convenience only and shall be given no substantive or interpretive effect whatsoever.

11.      Governing Law; Jurisdiction

     (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     (b) Each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of the federal courts and courts of the state of New York situated in New York County, New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby agrees that service of process in any such action, suit or proceeding against the other party with respect to this Agreement may be made upon it in any manner permitted by the laws of New York or the federal laws of the United States.

12.      Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.      Invalidity of Provision

     The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

14.      Further Assurances

     Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15.      Entire Agreement; Effectiveness

     This Agreement and the other writings referred to herein or delivered in connection herewith contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     IN WITNESS WHEREOF, the undersigned have Executed this Agreement as of the date first above written:

                    SALANT CORPORATION



                    By:
                    Name:
                    Title:

                    SALANT CORPORATION, as attorney in fact for the Holders of Registrable Common Stock

                    By:
                    Name:
                    Title:

                    MAGTEN ASSET  MANAGEMENT  CORP.,  as
                    agent   on   behalf   of  those
                    investment   advisory   clients
                    listed on Schedule I hereto

                    By:
                    Name:
                    Title:

                                                    EXHIBIT C

                               SALANT CORPORATION
                       1999 STOCK AWARD AND INCENTIVE PLAN

                               SALANT CORPORATION
                         1999 STOCK AWARD INCENTIVE PLAN

         1.       Purpose.
The purpose of this Plan is to strengthen Salant Corporation, a Delaware corporation (the "Company"), by providing an incentive to its employees, officers and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, officers and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock (as each term is herein defined).
         2.       Definitions.
For purposes of the Plan:
                  2.1  "Adjusted  Fair Market  Value"  means,  in the event of a
Change in  Control,  the  greater  of (i) the  highest  price per Share  paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

                  2.2 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

                  2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

                  2.4 "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right or any or all of them.

2.5            "Board" means the Board of Directors of the Company.

2.6            "Cause" means, unless otherwise provided in an Agreement:

     (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

     (b) for purposes of Section 6.4, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

     (c) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                  2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of: (a) An acquisition (other than directly from the Company or pursuant to the Plan of Reorganization) of any voting securities of the Company (the "Voting Securities") by any "Person" (as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) Magten Asset Management Corp., in its capacity as the beneficial owner, or the investment manager on behalf of the beneficial owners, of the issued and outstanding Shares from and after the consummation of the Plan of Reorganization ("Magten"), (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (iii) the Company or its Subsidiaries, (iv) a merger or other business combination between the Company and/or its Subsidiaries, on the one hand, and Perry Ellis International, Inc. and/or its subsidiaries on the other hand, or (v) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (c)      The consummation of:

                                    (i)    A    merger,     consolidation     or
                           reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                                            (A) the stockholders of the Company,
                                    immediately      before     such     merger,
                                    consolidation   or    reorganization,    own
                                    directly or indirectly immediately following
                                    such      merger,      consolidation      or
                                    reorganization, at least fifty percent (50%)
                                    of  the   combined   voting   power  of  the
                                    outstanding   voting   securities   of   the
                                    corporation  resulting  from such  merger or
                                    consolidation   or    reorganization    (the
                                    "Surviving  Corporation")  in  substantially
                                    the same  proportion  as their  ownership of
                                    the  Voting  Securities  immediately  before
                                    such      merger,      consolidation      or
                                    reorganization,

                                            (B) the individuals who were members
                                    of the Incumbent Board  immediately prior to
                                    the execution of the agreement providing for
                                    such merger, consolidation or reorganization
                                    constitute   at  least  a  majority  of  the
                                    members  of the  board of  directors  of the
                                    Surviving  Corporation,   or  a  corporation
                                    beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                            (C) no Person other than (i) Magten,
                                    (ii) the Company, (iii) any Subsidiary, (iv)
                                    any  employee  benefit  plan  (or any  trust
                                    forming a part  thereof)  that,  immediately
                                    prior  to  such  merger,   consolidation  or
                                    reorganization,   was   maintained   by  the
                                    Company or any Subsidiary, or (v) any Person
                                    who,   immediately  prior  to  such  merger,
                                    consolidation    or    reorganization    had
                                    Beneficial  Ownership of fifty percent (50%)
                                    or  more  of  the  then  outstanding  Voting
                                    Securities   or   Shares,   has   Beneficial
                                    Ownership of fifty  percent (50%) or more of
                                    the combined  voting power of the  Surviving
                                    Corporation's    then   outstanding   voting
                                    securities or its common stock, other than as a result of the consummation of the transactions contemplated under the Plan of Reorganization.

                   (ii) A complete liquidation or dissolution of the Company; or

                                    (iii) The sale or other  disposition  of all
                           or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
                  2.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

                  2.11     "Company" means Salant Corporation.

                  2.12 "Consummation Date" means the date of consummation of the Plan of Reorganization.

                  2.13     "Director" means a director of the Company.

     2.14 "Disability" means, unless otherwise provided in an Agreement:

     (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

     (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

                  2.15 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

                  2.16 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

     2.17  "Effective  Date" has the  meaning  given such term in  Section  21.3 hereof.

                  2.18 "Eligible Director" means a director of the Company who is not an officer or employee of the Company or any Subsidiary.

                  2.19 "Eligible Individual" means any director (other than an Eligible Director), officer or employee of the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

                  2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  2.21 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

     2.22 "Formula Option" means an Option granted pursuant to Section 6.

                  2.23 "Grantee" means a person to whom an Award has been granted under the Plan.

                  2.24 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee in an Agreement as an Incentive Stock Option.

                  2.25  "Nonemployee   Director"  means  a  Director  who  is  a
"nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

                  2.26 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     2.27 "Option" means a Nonqualified Stock Option, an Incentive Stock Option and/or a Formula Option.

                  2.28 "Optionee" means a person to whom an Option has been granted under the Plan.

                  2.29 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                  2.30  "Parent"  means  any  corporation   which  is  a  parent
corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     2.31 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

                  2.32 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

     2.33 "Performance Objectives" has the meaning set forth in Section 11.

                  2.34 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 11.

                  2.35 "Performance Units" means Performance Units granted to an Eligible Individual under Section 11.

                  2.36 "Plan" means the Salant Corporation 1998 Stock Award and Incentive Plan, as amended and restated from time to time.

                  2.37 "Plan of Reorganization" means the First Amended Chapter 11 Plan of Reorganization for Salant Corporation, dated February 3, 1999.

                  2.38 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                  2.39 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 10.

                  2.40 "Shares" means the shares of New Common Stock, as defined in the Plan of Reorganization, par value $1.00 per share, of the Company.*

                  2.41 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in
Section 8 hereof.

                  2.42 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                  2.43 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                  2.44 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

         3.       Administration.
                  3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

                  3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                  3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

     (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

     (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Stock Appreciation Rights, Performance Awards, Shares of Restricted Stock and/or Dividend Equivalent Rights to be granted pursuant to each Award, the terms and conditions (which need not be identical) of such Award, including the restrictions or Performance Objectives relating to Shares, the maximum value of each Performance Share and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

     (c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan complies with Rule 16b-3 under the Exchange Act, the Code, and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

     (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

     (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

     (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Stock Subject to the Plan.

                  4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is [ ].* No Eligible Individual may be granted Options and Awards in the aggregate in respect of more than [ ]* Shares in any one calendar year period. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year during the term of the Plan in respect of Performance Units denominated in dollars may not exceed [$ ]. Upon a Change in Capitalization, the maximum number of Shares referred to in the first two sentences of this Section
4.1 shall be adjusted in number and kind pursuant to Section 13. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                  4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

     (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

     (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

                  4.3 Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

         5. Option Grants for Eligible Individuals.
                  5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

                  5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine and set forth in the Agreement, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted; provided, however, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                  5.4 Vesting. Subject to Section 7.4, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple grants of Options, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
         6.       Option Grants for Nonemployee Directors.
                  6.1Grant.

     (a) Each Eligible Director who is a Director on the Consummation Date shall be granted a Formula Option in respect of [ ]* Shares on the Consummation Date.

     (b) Each Eligible Director who becomes a Director for the first time after the Consummation Date shall, upon becoming a Director, be granted a Formula Option in respect of [ ]* Shares.

     (c) Each Eligible Director shall be granted a Formula Option in respect of [ ]* Shares on the first business day after the annual meeting of the stockholders of the Company (other than any annual meeting pursuant to which such Eligible Director receives a grant pursuant to paragraph (a) or (b) of this
Section 6.1) in each year that the Plan is in effect provided that the Eligible Director is a Director on such date.

     All Formula Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Formula Options provided under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Formula Options.

                  6.2 Purchase Price. The purchase price for Shares under each Formula Option shall be equal to 100% of the Fair Market Value of such Shares on the date the Formula Option is granted.

                  6.3 Vesting. Subject to Sections 6.4 and 7.4, each Formula Option shall become fully vested and exercisable with respect to [ ]% of the Shares subject thereto on the date of grant and on each of the first through [ ] anniversaries of the date of grant; provided, that the Optionee continues to serve as a Director as of such date. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to any Formula Option (or portion thereof) which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit any Formula Option which remains unvested.

                  6.4 Duration. Subject to Section 7.4, each Formula Option (or portion thereof) shall terminate on the date which is the tenth anniversary of the date of grant (or if later, the first anniversary of the Director's death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:

     (a) If an Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full.

     (b) If an Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date the Optionee's service as Director terminated, after which time the Option shall automatically terminate in full.

     (c) If an Optionee's service as a Director terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

     (d) If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in clause (a) of this Section
6.4 or within twelve (12) months after termination of service as a Director as described in clause (b) of this Section 6.4, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

     (e) The Formula Option (or portion thereof), to the extent not yet vested and exercisable as of the date the Director's service as a Director terminates for any reason shall terminate immediately upon such date.

         7.       Terms and Conditions Applicable to All Options.

                  7.1  Non-Transferability.  No Option shall be  transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  7.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation ss. 1.401(k)-1(d)(2)(iv)(B)(4). The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer, either actually or by attestation to the Company, of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee), prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                  7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                  7.4 Effect of Change in Control. Upon the occurrence of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Option, an Optionee will be permitted to surrender to the Company for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

         8.       Stock Appreciation Rights.
The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.
                  8.1 Time of Grant. A Stock  Appreciation  Right may be granted
(i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                  8.2      Stock Appreciation Right Related to an Option.

     (a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

     (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

     (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                  8.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                  8.4 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

                  8.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                  8.6 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

                  8.7 Effect of Change in Control. Upon the occurrence of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option, a Grantee will be entitled to receive a payment from the Company in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of
(x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised.

         9.       Dividend Equivalent Rights.
Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

         10.      Restricted Stock.

                  10.1  Grant.  The  Committee  may  grant  Awards  to  Eligible
Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10.

                  10.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                  10.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

                  10.4     Lapse of Restrictions.

     (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

     (b) Effect of Change in Control. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

                  10.5 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                  10.6 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         11.      Performance Awards.
                  11.1 Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 11.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

     (a) Vesting and Forfeiture. Subject to Sections 11.3(c) and 11.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

     (b) Payment of Awards. Subject to Section 11.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 11.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

                  11.2 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

     (a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     (b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 11.2(c) or 11.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

     (c) Lapse of Restrictions. Subject to Sections 11.3(c) and 11.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

     (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

     (e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                  11.3     Performance Objectives

     (a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, or (vi) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

     (b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under
Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance
Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

     (c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

    11.4     Effect of Change in Control.  In the event of a Change in Control:

     (a) With respect to Performance Units, the Grantee shall (i) become vested in all or a portion of the Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten
(10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

     (b) With respect to Performance Shares, all or a portion of any unissued Performance Shares shall be issued and restrictions shall lapse immediately on all or a portion of the Performance Shares in each case as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

     (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

     11.5 Non-transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

         12. Effect of a Termination of Employment.
The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.
         13.      Adjustment Upon Changes in Capitalization.

     (a) In the event of a Change in Capitalization, the Committee shall, in its sole discretion, determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during any calendar year,
(iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, and (iv) the Performance Objectives.

     (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

         14.      Effect of Certain Transactions.

Subject to Sections 7.4, 8.7, 10.4(b) and 11.4 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or
(ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

         15.      Interpretation.
Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

     (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

         16.      Pooling Transactions.

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and
(iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

         17. Termination and Amendment of the Plan or Modification of Options and Awards. 17.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

     (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

     (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

17.2 Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

         18. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         19.      Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
     (i) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                                    (ii) give any person  any rights  whatsoever
                           with  respect  to  Shares   except  as   specifically
                           provided in the Plan;

     (iii) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

                                    (iv)  be  evidence  of  any   agreement   or
                           understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         20.      Regulations and Other Approvals; Governing Law.

                  20.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

                  20.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  20.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                  20.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  20.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

         21.      Miscellaneous.
                  21.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

                  21.2     Withholding of Taxes.

     (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

     (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                  21.3. Effective Date. The Plan shall be effective on the date on which the plan of reorganization of the Company is consummated (the "Effective Date"); provided, however, that any Awards granted under the Plan shall be subject to the requisite approval of the stockholders of the Company.

                                    EXHIBIT D

                    Proposed Directors of Reorganized Salant


     The Board of Directors of Reorganized Salant as of the Effective Date shall consist of the following members:

1)       Michael Setola

2)       Talton R. Embry

3)       Rose Peabody Lynch

4)       G. Raymond Epson; and

5)       Ben Evans.
--------
*   Gives effect to the consummation of the Plan of Reorganization.

*   Such number gives effect to the consummation of the Plan of Reorganization.

*   Such number gives effect to the consummation of the Plan of Reorganization.